Exhibit 10.1

DOLBY LABORATORIES, INC.

2005 STOCK PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

FOR NON-U.S. PARTICIPANTS

Unless otherwise defined herein, the terms defined in the Dolby Laboratories, Inc. 2005 Stock Plan, as amended from time to time (the “Plan”) shall have the same defined meanings in this Notice of Grant of Restricted Stock Units for Non-U.S. Participants (the “Notice of Grant”) and the Restricted Stock Unit Agreement for Non-U.S. Participants, including country-specific terms and conditions contained in the Appendix to the Restricted Stock Unit Agreement, attached hereto as Exhibit A (collectively, the “Restricted Stock Unit Agreement” or the “Agreement”).

Participant:

You have been granted                     Restricted Stock Units (the “Award”). Each such Restricted Stock Unit is equivalent to one share of the Company’s Class A Common Stock for purposes of determining the number of shares subject to this award. None of the Restricted Stock Units will be issued (nor will you have the rights of a stockholder with respect to the underlying shares) until the vesting conditions described below are satisfied. Additional terms of this grant are as follows:

Date of Grant:                     ,

Vesting Schedule: See attached Vesting Appendix

You acknowledge and agree that this Agreement and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere with your right or the right of the Company or its Subsidiary or affiliate to terminate your relationship as a Service Provider at any time, with or without cause.

You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award.

[For the electronic version (employees other than executive officers and outside directors) use this language and omit signature block] By Participant’s electronic signature and the electronic signature of the Company’s representative, Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement.]

1

[For the paper version for executive officers and outside directors: By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement, Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement.]

PARTICIPANT	DOLBY LABORATORIES, INC.

Signature	By

Print Name	[Title]

Vesting Appendix

The Restricted Stock Units will vest as provided below, and once vested, shall be settled by the Company’s issuance of shares of Stock reflecting that number of vested Restricted Stock Units.

The Restricted Stock Units will vest after the satisfaction of the following conditions:

Date of Vesting Vested	Total Number of Shares Vested	Percentage

EXHIBIT A

DOLBY LABORATORIES, INC.

2005 STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT

FOR NON-U.S. PARTICIPANTS

1. Grant. Dolby Laboratories, Inc. (the “Company”) hereby grants to the individual set forth in the Notice of Grant of Restricted Stock Units for Non-U.S. Participants (the “Participant”) an award of Restricted Stock Units (“RSUs”) pursuant to Section 8 of the Dolby Laboratories, Inc. 2005 Stock Plan, as set forth in the Notice of Grant of Restricted Stock Units for Non-U.S. Participants (the “Notice of Grant”) and subject to the terms and conditions in this Restricted Stock Unit Agreement for Non-U.S. Participants, including country-specific terms and conditions contained in the attached Appendix (collectively, the “Agreement”) and the Dolby Laboratories, Inc. 2005 Stock Plan as may be amended from time to time (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2. Company’s Obligation. Each RSU represents the right to receive a Share after satisfying the applicable vesting conditions set forth in the Notice of Grant. Unless and until the RSUs vest, the Participant will have no right to receive Shares under such RSUs. Prior to actual distribution of any Shares pursuant to the vesting of any RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to paragraph 4, and to relevant Plan provisions, the RSUs awarded by this Agreement will vest in the Participant according to the vesting schedule specified in the Notice of Grant.

4. Forfeiture upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Participant terminates service as a Service Provider, for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5. Payment after Vesting. Any RSUs that vest in accordance with this Agreement will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in Shares. Payment upon vesting will be subject to the Participant (or his or her estate) satisfying the applicable Tax-Related Items (defined below) withholding obligations set forth in paragraph 11.

6. Payments after Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the

Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until Shares (in certificated or uncertificated form in the Company’s sole discretion) have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or Participant’s broker.

8. No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSUS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ACTIVE SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY OR AFFILIATE EMPLOYING OR RETAINING THE PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY OR AFFILIATE EMPLOYING OR RETAINING THE PARTICIPANT) TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 100 Potrero Avenue, San Francisco, CA 94103, U.S.A., Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically.

10. Code Section 409A. Notwithstanding anything in this Agreement to the contrary, if any Participant would be considered a “specified employee” within the meaning of Section 409A of the Code and the regulations thereunder at the time of such Participant’s termination as a Service Provider, the RSUs (and/or at the election of the Participant the cash received from the sale of the Shares underlying the vested RSUs) will not be paid to the Participant until the date that is six (6) months and one (1) day following the date of the Participant’s termination as a Service Provider.

11. Withholding of Taxes.

(a) Regardless of any action the Company and/or the Subsidiary or affiliate employing the Participant (the “Employer”) take with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the

Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares in settlement of the RSUs, the subsequent sale of Shares acquired at vesting and the receipt of any dividends and/or any dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to the relevant taxable or tax withholding event, as applicable, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant hereby authorizes the Company and/or the Employer, or their respective agents, at their discretion and without any notice or authorization by Participant, to satisfy the obligations with regard to all Tax-Related Items by one of a combination of the following:

(i)	withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or

(ii)	withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or

(iii)	withholding in Shares to be issued upon vesting/settlement of the RSUs.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan. No fractional Shares will be withheld or issued pursuant to the grant of RSUs and the issuance of Shares thereunder.

Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items. The Participant shall have no further rights with respect to any Shares that are retained by the Company pursuant to this provision, and under no circumstances will the Company be required to issue any fractional Shares.

12. Nature of Grant. In accepting the RSUs, the Participant acknowledges, understands and agrees that:

(a) the Participant acknowledges receipt of a copy of the Plan (including any applicable appendixes or sub-plans thereunder) and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this RSU subject to all of the terms and provisions thereof. The Participant has reviewed the Plan (including any applicable appendixes or sub-plans thereunder) and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the RSU. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this RSU. Participant further agrees to notify the Company upon any change in the residence address in the Notice of Grant;

(b) the Company (and not the Employer) is granting the RSU. The Company will administer the Plan from outside Participant’s country of residence;

(c) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(d) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

(e) all decisions with respect to future awards of RSUs, if any, will be at the sole discretion of the Company;

(f) the Participant is voluntarily participating in the Plan;

(g) the RSUs and the Shares subject to the RSUs are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Participant’s employment contract, if any;

(h) the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(i) the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or affiliate of the Company;

(j) the RSU grant and the Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or affiliate of the Company and the Company will not incur any liability of any kind to Participant as a result of any change or amendment, or any cancellation, of the Plan at any time;

(k) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(l) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s status as a Service Provider by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and in consideration of the grant of the RSUs to which the Participant is otherwise not entitled, the Participant irrevocably agrees (i) never to institute any claim against the Company or the Employer, (ii) waive his or her ability, if any, to bring any such claim, and (iii) release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and have agreed to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(m) in the event of termination of the Participant’s status as a Service Provider (whether or not in breach of local labor laws), the Participant’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Award; and

(n) the RSUs and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger or a Change in Control.

13. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan

14. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other RSU materials by and among, as applicable, the Employer, the Company, and any Subsidiary or affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary or affiliate, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Participant understands that Data may be transferred to the designated Plan broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company in the implementation, administration and management of the Plan. The Participant understands that the recipients may be located in the United States, or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, the plan broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

15. Grant is Not Transferable. Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment, or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

16. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties hereto.

17. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of

Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent, or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

18. Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

19. Governing Law and Venue. This Award will be governed by, and construed in accordance with, the laws of the State of California, U.S.A. without regard to principles of conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.

20. Language. Participant has received the terms and conditions of this Agreement and any other related communications in English, and Participant consents to having received these documents in English. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party designated by the Company. By Participant’s electronic signature and the electronic signature of the Company’s representative, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan and this Agreement.

22. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested and whether the Participant is actively employed). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Participant, the Company, and all other interested persons. No member of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

23. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

24. Appendix. Notwithstanding any provisions in this Agreement, the Award shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

25. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

DOLBY LABORATORIES, INC.

2005 STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT

FOR NON-U.S. PARTICIPANTS

Special Terms and Conditions for Participants Outside the U.S.

This Appendix includes additional country-specific terms and conditions that apply to Participants resident in countries listed below. This Appendix is part of the Agreement and contains terms and conditions material to participation in the Plan. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

Australia

Securities Law Notice.

If the Participant acquires Shares under the Plan and offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on disclosure obligations prior to making any such offer.

Australian Addendum.

The Participant understands and agrees that the RSUs are offered subject to and in accordance with the terms of the Plan and the Australian Addendum to the Plan. The Participant further agrees to be bound by the terms of the Plan as supplemented for implementation in Australia by the Australian Addendum and the terms of the Award as set forth in the Agreement.

Canada

Form of Settlement.

RSUs granted to employees resident in Canada shall be paid in Shares only.

Sale of Shares.

The Participant acknowledges that he or she is permitted to sell the Shares acquired under the Plan through the designated broker appointed by the Company, provided the sale of the Shares takes place outside of Canada through facilities of a stock exchange on which the Shares are listed.

Consent to Receive Information in English for Quebec Employees.

The Participant acknowledges that it is the express wish of the parties that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.

Le participant reconnaît que c’est son souhait exprès d’avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Authorization to Release and Transfer Necessary Personal Information for Quebec Employees.

The following provision supplements paragraph 14 of the Agreement:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Parent, Subsidiary or affiliate and the Administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Parent, Subsidiary or affiliate to record such information and to keep such information in the Participant’s employee file.

China

Settlement of RSUs and Sale of Shares.

This provision supplements paragraph 5 of the Agreement.

Due to local regulatory requirements, upon the vesting of the RSUs, the Participant agrees to the immediate sale of any Shares to be issued to the Participant upon vesting and settlement of the Award. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization) and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the Participant the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.

Exchange Control Requirements.

The Participant understands and agrees that, to facilitate compliance with local exchange control requirements, the Participant will be required to repatriate the cash proceeds from the immediate sale of the Shares issued upon the vesting of the RSUs to China. The Participant further understands that, under local law, such repatriation of the Participant’s cash proceeds may need to be effectuated through a special exchange control account established by the Company, or a Subsidiary or affiliate or the Employer, and the Participant hereby consents and agrees that any proceeds from the sale of any Shares issued upon the vesting of the RSUs the Participant acquires may be transferred to such special account prior to being delivered to the Participant. If the proceeds from the sale of the Participant’s Shares are converted to local currency, the Participant acknowledges that the Company is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China. The Participant agrees to bear the risk of any exchange conversion rate fluctuation between the date the RSUs vest and the date of conversion of the proceeds from the sale of the Shares issued upon vesting to local currency. The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

France

Consent to Receive Information in English.

By accepting the grant of the RSUs, the Participant confirms having read and understood the Plan and the Agreement, which were provided in English language. The Participant accepts the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions, le Participant confirme avoir lu et compris le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

Germany

No special provisions.

Hong Kong

Form of Settlement.

RSUs granted to employees resident in Hong Kong shall be paid in Shares only.

Securities Law Notice.

Warning: The RSUs and Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company, its Subsidiaries or affiliates. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The RSUs are intended only for the personal use of each eligible employee of the Employer, the Company or any Subsidiary or affiliate and may not be distributed to any other person. If the Participant is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, the Participant should obtain independent professional advice.

The Participant agrees, and the Participant’s heirs and assigns agree, not to sell any Shares within six months of the date of grant.

Occupational Retirement Schemes Ordinance Alert.

The Company specifically intends that neither the Award nor the Plan will be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

Japan

No special provisions.

Korea

No special provisions.

Netherlands

Consent to Comply with Dutch Securities Law.

The Participant has been granted RSUs under the Plan, pursuant to which the Participant may acquire Shares. Participants who are residents of the Netherlands should be aware of the Dutch insider trading rules, which may impact the sale of such Shares. In particular, the Participant may be prohibited from effecting certain share transactions if the Participant has insider information regarding the Company.

Below is a discussion of the applicable restrictions. The Participant is advised to read the discussion carefully to determine whether the insider rules apply to the Participant. If it is uncertain whether the insider rules apply, the Company recommends that the Participant consult with his or her personal legal advisor. Please note that the Company cannot be held liable if the Participant violates the Dutch insider rules. The Participant is responsible for ensuring compliance with these rules.

By entering into the Agreement and participating in the Plan, the Participant acknowledges having read and understood the notification below and acknowledges that it is his or her own responsibility to comply with the Dutch insider trading rules, as discussed herein.

Prohibition Against Insider Trading.

Dutch securities laws prohibit insider trading. Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of specific information concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the Share price, regardless of the actual effect on the price. The insider could be any employee of the Company or its Dutch Subsidiary or affiliate who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Subsidiary or affiliate may have inside information and thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when he or she had such inside information.

Singapore

Securities Law Notice.

The RSUs are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that such RSU grant is subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Class A common stock in Singapore, or any offer of the Class A common stock underlying the RSUs unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

Director Reporting Notice.

If the Participant is a director, associate director or shadow director of a Singapore Subsidiary or affiliate of the Company, as the terms are used in the Singapore Companies Act (the “SCA”), the Participant agrees to comply with notification requirements under the SCA. Among these requirements is an obligation to notify the Singapore Subsidiary or affiliate in writing when the Participant receives an interest (e.g., Awards, Shares) in the Company or any related companies (including when Participant sells Shares acquired through an Award). In addition, the Participant must notify the Singapore Subsidiary or affiliate when the Participant sells or receives Shares of the Company or any related company (including when the Participant sells or receives Shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Participant’s interests in the Company or any related company within two days of becoming a director. The Participant should consult with his or her personal legal advisor regarding his or her notification obligations under the SCA.

Insider Trading Notice.

The Participant should be aware of the Singaporean insider-trading rules, which may impact the Participant’s acquisition or disposal of Shares or rights to Shares under the Plan. Under the Singaporean insider-trading rules, the Participant is prohibited from acquiring or selling Shares or rights to Shares (e.g., RSUs under the Plan) when Participant is in possession of information that is not generally available and that Participant knows or should know will have a material effect on the price of Shares once such information is generally available.

Spain

No Entitlement for Claims or Compensation.

The following provisions supplement paragraphs 4 and 12 of the Agreement:

By accepting the RSUs, the Participant consents to participation in the Plan and acknowledges that the Participant has received a copy of the Plan document.

The Participant understands and agrees that, as a condition of the grant of the RSUs, the termination of the Participant’s status as a Service Provider for any reason (including for the reasons listed below) prior to the vesting date will automatically result in the loss of the unvested RSUs that may have been granted to the Participant. In particular, the Participant understands and agrees that any unvested RSUs shall be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination of status as a Service Provider, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Plan to individuals who may be Employees, Directors or Consultants throughout the world. The decision is limited and entered into based upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company or any Parent, Subsidiary or affiliate, including the Employer, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs shall not become part of any employment contract (whether with the Company or any Parent, Subsidiary or affiliate, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the grant of RSUs, which is gratuitous and discretionary, since the future value of the RSUs and the underlying Shares is unknown and unpredictable. The Participant also understands that the grant of RSUs would not be made but for the assumptions and conditions set forth hereinabove; thus, the Participant understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the RSUs and any right to the underlying Shares shall be null and void.

Securities Law Notice.

No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory with respect to the RSUs. No public offering prospectus has been nor will be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission) (“CNMV”). Neither the Plan nor the Agreement constitute a public offering prospectus and they have not been, nor will they be, registered with the CNMV.

Sweden

No special provisions.

Taiwan

No special provisions.

United Arab Emirates

Securities Law Notice.

This Agreement is intended for distribution only to Employees or former Employees or close relatives of any such Employee for the purposes of an employee compensation or reward scheme.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the RSUs or this Agreement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this Agreement nor taken steps to verify the information set out in it, and have no responsibility for it.

The securities to which this Agreement relates may be illiquid and/or subject to restrictions on their resale. Individuals should conduct their own due diligence on the securities.

If the Participant does not understand this Agreement, the Participant should consult an authorized financial adviser.

United Kingdom

Form of Settlement.

RSUs granted to Employees resident in the United Kingdom shall be paid in Shares only.

Joint Election.

As a condition of the vesting of the RSUs under the Plan, the Participant agrees to accept any liability for secondary Class 1 NICs (“Employer NICs”) which may be payable by the

Company or the Employer with respect to the vesting of the RSUs or otherwise payable in connection with the issuance of Shares. To accomplish the foregoing, the Participant agrees to execute a joint election with the Company and/or the Employer (the “Election”), the form of such Election being formally approved by HM Revenue and Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer NICs to the Participant. The Participant further agrees to execute such other joint elections as may be required between the Participant and any successor to the Company and/or the Employer. The Participant agrees to enter into an Election prior to the vesting of the RSUs. The Participant further agrees that the Company and/or the Employer may collect the Employer NICs by any of the means set forth in paragraph 11 of the Agreement.

Tax Withholding Obligations.

The following supplements paragraph 11 of the Agreement:

The Participant shall pay to the Company or the Employer any amount of income tax that the Company or the Employer may be required to account to HMRC with respect to the event giving rise to the income tax (the “Taxable Event”) that cannot be satisfied by the means described in paragraph 11 of the Agreement. If payment or withholding of the income tax due is not made within ninety (90) days of the Taxable Event or such other period as required under U.K. law (the “Due Date”), the Participant agrees that the amount of any uncollected income tax shall constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current HMRC Official Rate, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in paragraph 11 of the Agreement. If the Participant fails to comply with his or her obligations in connection with the income tax as described in this section, the Company may refuse to deliver the Shares acquired under the Plan.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the Participant shall not be eligible for a loan from the Company to cover income tax. In the event that the Participant is a director or executive officer and income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant will be responsible for reporting and paying any income tax and National Insurance contributions (including the Employer NICs) due on this additional benefit directly to HMRC under the self-assessment regime.